UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): September 1, 2010

P2 SOLAR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-91190	98-0234680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 204, 13569 – 76 Avenue Surrey, British Columbia, Canada, V3W 2W3
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (604)592-0047

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF MATERIAL DEFINITIVE AGREEMENT.

As disclosed on Form 8-K filed with the Securities and Exchange Commission on November 26, 2008, on November 21, 2008, P2 Solar, Inc. (the “Company”) a Delaware corporation entered into an Intellectual Property License Agreement (the “License Agreement”) with Lassen Energy, Inc., a California corporation (“Lassen”), DBK Corporation (“DBK Corp”), a Nevada corporation, and Darry Boyd (“Boyd”) (DBK Corp and Boyd are collectively referred to herein as (“DBK”)), pursuant to which Lassen and DBK agreed to provide the Company with several licenses (the “Licenses”) relating to the use of certain intellectual property owned by DBK and Lassen used in the manufacture of solar panels.

On September 29, 2010, the Company, Lassen, DBK Corp., and Boyd entered into an Agreement pursuant to which the parties agreed to terminate the License Agreement and each of the parties’ respective obligations under the License Agreement.  Specifically, all of the licenses granted under the License Agreement were terminated and P2 Solar’s financial obligations under the License Agreement were terminated.  The agreed upon effective date of the License Termination Agreement was September 1, 2010.  A copy of the License Termination Agreement is attached hereto as Exhibit 10.18 and is hereby incorporated by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.  The following documents are filed as exhibits to this report on Form 8-K:

10.18

License Termination Agreement dated September 29, 2010 by and between P2 Solar, Inc., Lassen Energy, Inc., DBK Corporation, and Darry Boyd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P2 SOLAR, INC.

Date: October 4, 2010

---------------------------------
By:  Raj-Mohinder S. Gurm
Its:   Chief Executive Officer

2